Exhibit 10.17

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is made effective as of the Eleventh day of February, 2015, by and between AWEIDA PROPERTIES, INC., a Colorado corporation (“Landlord”), and N30 PHARMACEUTICALS, INC. a Delaware Corporation (formerly, and identified in the Lease as, a Delaware Limited Liability Company) (“Tenant”) to that certain lease dated March 11, 2010 by and between Landlord and Tenant (the “Lease”), as amended by that certain First Amendment to Lease dated December 5, 2014, for the lease of Premises located at 3122 Sterling Circle, Suite 200, Boulder, Colorado 80301.  Capitalized terms used herein which are defined in the Lease shall have the meanings therein stated.

RECITAL

The Tenant has filed a Certificate of Amendment to its Certificate of Incorporation with the state of Delaware changing its name from “N30 Pharmaceuticals, Inc” to “Nivalis Therapeutics, Inc” effective February 11, 2015.

AMENDMENT

NOW, THEREFORE, the parties agree to amend the Lease as follows:

1.  Section 1 is hereby amended by deleting “N30 Pharmaceuticals, LLC, a Delaware Limited Liability Company” as the Tenant and substituting in its place “Nivalis Therapeutics, Inc., a Delaware Corporation” as the Tenant.

2.  Except as expressly amended hereby, the Lease remains unmodified and in full force and effect.  In the event of a conflict between the terms of this Amendment and the Lease, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the day and year first above written.

TENANT:		LANDLORD:

NIVALIS THERAPEUTICS, INC.		AWEIDA PROPERTIES, INC.

By:	/s/ Tom Sokolowski	By	/s/ Daniel J. Aweida

Name: Tom Sokolowski		Daniel J. Aweida, President

Title: VP Finance